Exhibit 5.1

SIDLEY AUSTIN llp 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

June 17, 2011

KBW, Inc.
787 Seventh Avenue
New York, New York  10019

KBW, Inc.

Ladies and Gentlemen:

We are acting as counsel for KBW, Inc., a Delaware corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2011 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s:  (i) shares of common stock, par value $.01 per share (“Common Stock”), (ii) shares of preferred stock, par value $.01 per share (“Preferred Stock”), (iii) depositary shares (“Depositary Shares”), (iv) senior debt securities (“Senior Debt Securities”), (v) subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (vi) warrants to purchase shares of Common Stock (“Common Stock Warrants”), (vii) warrants to purchase shares of Preferred Stock (“Preferred Stock Warrants”), (viii) warrants to purchase Depositary Shares (“Depositary Share Warrants”), (ix) warrants to purchase Debt Securities (“Debt Warrants” and, together with the Common Stock Warrants, the Preferred Stock Warrants and the Depositary Share Warrants, the “Warrants”), (x) stock purchase contracts (“Stock Purchase Contracts”) and (xi) stock purchase units (“Stock Purchase Units”), in each case, as described in the related prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Company at the time of the applicable offering.  The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are hereinafter referred to, collectively, as the “Securities.”

The Senior Debt Securities will be issued in one or more series pursuant to one or more senior debt indentures (each, a “Senior Indenture”)  to be entered between the Company and a trustee party thereto ( the “Senior Trustee”).  The Subordinated Debt Securities will be issued in one or more series pursuant to one or more subordinated debt indentures (each, a “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”)  to be entered between the Company and a trustee party thereto ( the “Subordinated Trustee”).  The forms of each Indenture are filed as exhibits to the Registration Statement.  The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications,

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limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”).  The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”).  The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto (each, a “Warrant Agent”).  The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) between the Company and the stock purchase contract agent party thereto (the “Stock Purchase Contract Agent”).  The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) between the Company and the stock purchase unit agent party thereto (the “Stock Purchase Unit Agent”).  Each Certificate of Designation, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or, as appropriate, a Current Report on Form 8-K incorporated in the Registration Statement by reference.  The Indentures, Deposit Agreements, Warrant Agreements, Stock Purchase Contract Agreements and Stock Purchase Unit Agreements are hereinafter referred to as the “Opinion Documents.”

In connection with this opinion, we have reviewed the originals, or copies identified to our satisfaction, of the Indentures, the Registration Statement, the certificate of incorporation and by-laws of the Company, as amended, and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.  We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company; that each of the Opinion Documents will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and that each of the Opinion Documents will be governed by and construed in accordance with the law of the State of New York.  We also have assumed that the execution, delivery and performance by the Company of the Opinion Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificate of incorporation or bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	Each Indenture, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.
When (i) the Senior Indenture has been duly executed and delivered by the Company, (ii) the final terms of the applicable Senior Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of such Senior Debt Securities have been duly authorized by all necessary action (corporate or otherwise) and (iv) such Senior Debt Securities have been duly executed by the Company and duly authenticated by the Senior Trustee in accordance with the terms of the Senior Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.
When (i) the Subordinated Indenture has been duly executed and delivered by the Company, (ii) the final terms of the applicable Subordinated Debt Securities have been duly established and approved by the Company, (iii) the issuance and sale of such Subordinated Debt Securities have been duly authorized by all necessary action (corporate or otherwise) and (iv) such Subordinated Debt Securities have been duly executed by the Company and duly authenticated by the Subordinated Trustee in accordance with the terms of the Subordinated Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.
When (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (ii) such shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Common Stock), such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

5.
When (i) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Preferred Stock and related matters, (ii) all corporate action necessary for the issuance and sale of such shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designations relating thereto and (iii) such shares of Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company (which shall not be less than the par value of the Preferred Stock), such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

6.
Each Deposit Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7.
When (i) the applicable Deposit Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Depositary Shares to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Depositary Shares have been duly authorized by all necessary action (corporate or otherwise) and (iv) receipts representing such Depositary Shares have been duly executed by the Company and duly executed and/or countersigned by the Depositary in accordance with the terms of such Deposit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Depositary Shares will be validly issued and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

8.
Each Warrant Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9.
When (i) the applicable Warrant Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Warrants to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Warrants have been duly authorized by all necessary action (corporate or otherwise) and (iv) certificates representing such Warrants have been duly executed by the Company and duly executed and/or countersigned by the Warrant Agent in accordance with the terms of such Warrant Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10.
Each Stock Purchase Contract Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

11.
When (i) the applicable Stock Purchase Contract Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Stock Purchase Contracts to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Stock Purchase Contracts have been duly authorized by all necessary action (corporate or otherwise) and (iv) the certificates representing such Stock Purchase Contracts have been duly executed by the Company and duly executed by the Company and duly executed and/or countersigned by the Stock Purchase Contract Agent in accordance with the terms of such Stock Purchase Contract Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Stock Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

12.
Each Stock Purchase Unit Agreement, when duly executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

13.
When (i) the applicable Stock Purchase Unit Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Stock Purchase Units to be issued pursuant thereto have been duly established and approved by the Company, (iii) the issuance and sale of such Stock Purchase Units have been duly authorized by all necessary action (corporate or otherwise) and (iv) the certificates representing such Stock Purchase Units have been duly executed by the Company and duly executed and/or countersigned by the Stock Purchase Unit Agent in accordance with the terms of such Stock Purchase Unit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, such Stock Purchase Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are limited to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered at a proceeding in equity or at law, (iii) requirements that a claim with respect to Debt Securities that are denominated in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (iv) governmental authority to limit, delay or prohibit making payments in foreign currency or currency units or payments outside the United States. We note that a judgment for money in an action based on a Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars, although certain states, including the State of New York, provide for the rendering of judgments in foreign currencies. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular Security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Sidley Austin llp